ARTICLES OF INCORPORATION               EXHIBIT 3.1

                                      I.

      The name of the corporation is:

                             FIRST STATE CORPORATION

                                      II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.

     The Corporation shall have perpetual duration.

                                      IV.

     The Corporation is organized for the purpose of doing any and all things which a corporation may now or hereafter be authorized to do under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto, or substituted therefor, including, but not by way of limitation, the following specific purposes:

     (a) To act as a holding company and to acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depositary receipts for shares, of capital stock of, or any bonds, notes, debentures or other evidences of indebtedness, options, warrants or other securities issued by, other businesses of any lawful character, including, but not limited to, banks, insurance agencies and companies, mortgage loan and servicing companies, trust companies, data processing companies, courier or messenger companies and any other businesses providing goods or services related to banking; and

     (b) To operate insurance agencies, to make and acquire mortgage loans and render mortgage loan services, to provide data processing and management services, to provide factoring services, to provide courier or messenger services and to provide other goods or services related to banking.

     To do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attaintment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

     IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

     The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation.


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

                                       V.

     The total number of shares of capital stock which the Corporation shall have authority to issue is 1,100,000 shares, consisting of 1,000,000 shares of Common Stock of $10.00 par value per share and 100,000 shares of Preferred Stock of $50.00 par value per share.

     The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

     The voting powers, designations, preferences and relative rights of the classes of stock of the Corporation which are fixed by these Articles of Incorporation and the authority expressly vested in the Board of Directors to fix, by resolution or resolutions providing for the issue of Preferred Stock, the voting powers (if any), designations, preferences and relative rights of the shares of Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

     (1) Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by any applicable law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation in the election of directors and on all other matters presented to the shareholders.

     (2) Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the


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

holders of shares of Preferred Stock, as such holders, (i) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of directors or for any other purposes, and (ii) shall not be entitled to notice of any meeting of shareholders.

     (3) Before any sum of sums shall be set aside or applied to the purchase of any outstanding Common Stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of Preferred Stock of which any shares shall at the time be outstanding.

     (4) Subject to the provisions of Paragraph 3 of this Article V, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as may be declared by the Board of Directors from time to time.

     (5) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which any series of the Preferred Stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its shareholders ratably according to the number of shares of Common Stock held by them. Neither the merger nor consolidation of the Corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the Corporation, nor the sale, transfer, mortgage, pledge or lease by the Corporation of all of any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     (6) The Preferred Stock may be issued from time to time in one or more series of any number of shares, except that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each Series of Preferred Stock shall be distinctively designated by number, letter or descriptive words.

     (7) Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock at any time, or from time to time, as Preferred Stock of any one or more series, and, in connection with the establishment of each such series, to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of Preferred Stock to the full extent now or hereafter permitted by these Articles of Incorporation and the laws of the State of Georgia, including, without limiting the generality of the foregoing, all of the following matters which may vary between each series:

     (a) The distinctive designation of such series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares of such series then outstanding), from time to time by action of the Board of Directors;

     (b) The dividend rate of such series, the dates of payment thereof, and any limitations, restrictions, or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of each series;

     (c) The price or prices at which, and the terms, times and conditions on which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder of such shares;

     (d) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

     (e) Whether or not the shares of such series shall be entitled to the benefit of a purchase, retirement or sinking fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

     (f) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or the shares of any other series of Preferred Stock, and, if made as convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (g) Whether or not the shares of such series shall have any voting right, and, if voting rights are so granted, the extent of such voting rights and the terms and conditions under which such voting rights may be exercised;

     (h) Whether or not the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Paragraph 7 and, if subject to additional restrictions, the extent of such additional restrictions; and

     (i) Whether or not the shares of such series shall be entitled to the benefit of limitations restricting the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the Corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition on the payment of dividends or with respect to distributions in the event of voluntary or involuntary liquidation established for any outstanding series of Preferred Stock theretofore issued.

     The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

                                       VI.

     None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

                                      VII.

     The initial registered office of the Corporation shall be at 333 Broad Avenue, Albany, Daugherty County, Georgia 31702. The initial registered agent of the Corporation shall be Morgan G. Murphy.


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

                                      VIII.

     The sole, initial Director shall be Morgan G. Murphy, 333 Broad Avenue, Albany, Georgia 31702.

                                       IX.

      The name and address of the incorporator is:

                  H. Holcombe Perry, Jr.
                  Perry, Walters, Lippitt & Custer
                  409 North Jackson Street
                  Albany, Georgia 31702

                                       X.

     The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of shares of its Common Stock.

     IN WITNESS WHEREOF, the undersigned executed these Articles of Incorporation.

                                          /s/ H. Holcombe Perry Jr.
                                          -------------------------
                                          Incorporator

                             FIRST STATE CORPORATION

                              ARTICLES OF AMENDMENT

                                       ONE

     The name of the corporation is FIRST STATE CORPORATION, a corporation organized and existing under the laws of the State of Georgia.

                                       TWO

     The shareholders have heretofore adopted the following amendments to the Articles of Incorporation.

                                  AMENDMENT ONE

     The Articles of Incorporation of First State Corporation are hereby amended by inserting the following new Article XI immediately after Article X:

                                   "ARTICLE XI

A. (1) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding and in addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Paragraph B. of this Article:

     (a) any merger or consolidation of the Corporation or any Subsidiary (as defined below) with any Interested Shareholder (as defined below) or any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined below) of any Interested Shareholder; or

     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder, or any Affiliate of any Interested Shareholder, of any assets of the Corporation or any

Subsidiary having an aggregate Fair Market Value (as defined below) of $200,000 or more; or

     (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder, or any Affiliate of any Interested Shareholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $200,000 or more; or

     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

     (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, or increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least eighty (80%) percent of the then outstanding shares of common stock of the Corporation, including the affirmative vote of the holders of at least eighty (80%) percent of the then outstanding shares of common stock of the Corporation other than those beneficially owned by such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement.


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

     (2) The term "Business Combination," as used in this Article XI,means any transaction which is referred to in any one or more of clauses (a) through (e) of subparagraph (1) of this Paragraph A.

B. The provisions of Paragraph A of this Article XI shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and by any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met.

     (1) The Business Combination has been approved by a majority of the Continuing Directors (as defined below); provided that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as defined below) is present; or

     (2) All of the following conditions have been met:

          (a) The consideration to be received per share by holders of shares of outstanding voting stock shall be in cash or in the same form as the consideration given by the Interested Shareholder in acquiring shares of voting stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"). If, within such two-year period, the Interested Shareholder paid for shares of voting stock with different forms of consideration, the form of consideration to be received per share by holders of shares of outstanding voting stock shall be either cash or the form of consideration used to acquire the largest number of shares of voting stock acquired by the Interested Shareholder within such two-year period. If, within such two-year period, the Interested Shareholder did not purchase shares of voting stock, the consideration to be received per share by holders of shares of voting stock in the Business Combination shall be cash.


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

          (b) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination (the "Consummation Date"), or the consideration other than cash to be received per share by holders of voting stock in such Business Combination shall be at least equal to the highest of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of voting stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher; or

               (ii) the highest Fair Market Value pr share of voting stock for the six-month period ending on the Announcement Date or the six-month period ending on the Determination Date, whichever period produces the higher value; or

               (iii) (if applicable) the price per share equal to the Fair Market Value per share of voting stock determined pursuant to subparagraph (2)(b)(ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of voting stock of the Corporation acquired by it within the two year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of voting stock of the Corporation on the first day in such two year period on which the Interested Shareholder acquired any shares of voting stock.


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

          (c) The aggregate amount of the cash and the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class or series of capital stock other than voting stock shall be at least equal to the highest of the following (whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock other than voting stock):

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class or series of capital stock acquired by it within the two year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

               (ii) the highest Fair Market Value per share of such class or series of capital stock for the one year period ending on the Announcement Date or the Determination Date, whichever is higher; or

               (iii) the highest preferential amount per share to which the holders of shares of such class or series of capital stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          (d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation; (ii) there shall have been (A) no reduction in the annual rate of dividends paid on voting stock (except as necessary to reflect any subdivision of the voting stock), except as approved by a majority of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of voting stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in such Interested Shareholders becoming an Interested Shareholder.

          (e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder has not received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of, or in connection with, such Business Combination or otherwise.

          (f) A proxy statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy statement is required to be mailed pursuant to such Act or subsequent provisions to such Act).

C. For the purposes of this Article XI:

          (1) The term "person" shall mean any individual, firm, partnership, joint venture, corporation or other entity.

     (2) The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary, any employee benefit plan of the Corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, any Continuing Director and any person which would have been an Interested Shareholder on January 28, 1985, if this Article XI had been in effect on such date) who or which:

          (a) is or was within two years prior to or after the time of proposing the Business Combination in question the beneficial owner, directly or indirectly, of at least twenty (20%) percent of outstanding voting stock; or

          (b) is an Affiliate of the Corporation and at any time within the two year period immediately prior to the date of the determination was the beneficial owner, directly or indirectly, of at least twenty (20%) percent of the outstanding voting stock; or

          (c) is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two year period immediately prior to the date of determination beneficially owned by any Interested Shareholder, if such assignment or succession has occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and the rules and regulations thereunder.

     (3) A person shall be a "beneficial owner" of anyvoting stock which such person or any Affiliate or Associate (as hereinafter defined) of such person beneficially owns, directly or indirectly, within the meaning of such term as used in Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 28, 1985, except that a person shall be deemed to own beneficially any securities which such person has any right or option to acquire at any time whether or not within 60 days and whether or not subject to the satisfaction of conditions precedent.

     (4) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulation under the Securities Exchange Act of 1934, as in effect on January 28, 1985; provided, that the term "Associate" shall also include any person (other than any person which would have been an Interested Shareholder on January 28, 1985, if the provisions of this Article XI had been in effect on such date) which is a member of any "group" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder as in effect on February 1, 1985) of which the Interested Shareholder in question or any Affiliate of such Interested Shareholder is a member.

     (5) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Subparagraph (2) of this Paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (6) The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     (7) The term "Fair Market Value" means, as of any date, the fair market value of such stock or other property on such date as determined by the Board of Directors of the Corporation in good faith.

     (8) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (2)(b) and (2)(c) of Paragraph B. of this Article XI shall include the shares of voting stock and the shares of any other class of outstanding stock, or either, retained by the holders of such shares.

D. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XI, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of voting or other stock beneficially owned by any person, (3) whether a person in an Affiliate or Associate of another and (4) whether the applicable conditions set forth in Subparagraph (2) of Paragraph B. have been met with respect to any Business Combination.

                                  AMENDMENT TWO

     The Articles of Incorporation of First State Corporation are hereby amended by inserting the following new Article XII immediately after Article XI:

                                  "ARTICLE XII

     With respect to any proposed Business Combination, as defined in Article XI, the Board of Directors of the Corporation, in exercising their business judgment in determining what is in the best interests of the Corporation and its shareholders, shall give due consideration to all relevant factors, including without limitation the consideration being offered in the Business Combination in relating to the then-current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to such Board's then estimate of the future value of the Corporation as an independent entity, and the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located. However, nothing contained in this Article XII shall be construed to relieve any Interested Shareholder, as defined in
Article XI, from any fiduciary obligation imposed by Law.

                                 AMENDMENT THREE

     The Articles of Incorporation of First State Corporation are hereby amended by inserting the following new Article XIII immediately after Article XII:

                                  "ARTICLE XIII

     The affirmative vote of shareholders required to alter, amend or appeal
Article XI, XII or this Article XIII, or to alter, amend or repeal any other Article of the Articles of Incorporation of the Corporation in any respect which would or might have the effect, direct or indirect, or modifying, permitting any action inconsistent with, or permitting circumvention of, Articles XI, XII or this Article XIII shall be at least eighty (80%) percent of the total voting power of all classes of stock of the Corporation entitled to vote, excluding from the number of shares deemed to be outstanding at the time of and for the purpose of such vote on such alteration, amendment or repeal, all shares beneficially owned by an Interested Shareholder (as defined in Article XI), but such shares will be deemed to be outstanding for purposes of determining whether a quorum is present at the meeting. Such affirmative vote shall be in addition to the vote required by any particular class or series of preferred shares required by law, the Articles of Incorporation of the Corporation or any special class or preferred shares designation. The affirmative vote of the

Board of Directors required to alter, amend or repeal Articles XI, XII or this
Article XIII, or to alter, amend or repeal any other Article of the Articles of Incorporation of the Corporation in any respect which would or might have the effect, direct or indirect, of modifying, permitting any action inconsistent with, or permitting circumvention of, Articles XI, XII or this Article XIII shall be at least 66 2/3 percent of the Continuing Directors, as defined in
Article XI of these Articles of Incorporation."

                                      THREE

     These amendments to the Articles of Incorporation were adopted by a vote of the shareholders on February 25, 1985.

                                      FOUR

     There are 346,121 shares outstanding and entitled to vote. The shareholder vote required to adopt the amendments is 173,061 shares. The shareholder vote in favor of adopting the amendments was 288,548 shares. No shares voted against adoption of the amendments.

                                      FIVE

     None of the amendments provide for the exchange, reclassification or cancellation of any issued shares of the Corporation.

                                       SIX

     None of the amendments effects a change in the amount of the stated capital of the Corporation.


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

     IN WITNESS WHEREOF, FIRST STATE CORPORATION has caused these Articles of Amendment to be executed and attested by its duly authorized officers, this the 12th day of March, 1985.

                                                  FIRST STATE CORPORATION

                                                  By: /s/ Morgan G. Murphy
                                                      --------------------------
                                                             President

                                                  Attest: /s/ Morris McNeil
                                                         -----------------------
                                                             Secretary

Signed, sealed and delivered in the presence of:


/s/ Carolyn Bedinbaugh
----------------------
Unofficial Witness

/s/ Margaret V. Carver
----------------------
Notary Public
My Commission Expires:  FEB. 20, 1989

      (NOTARY SEAL)

                          ARTICLES OF AMENDMENT TO THE
              ARTICLES OF INCORPORATION OF FIRST STATE CORPORATION
                   SETTING FORTH THE STATEMENT OF DESIGNATIONS
                 OF THE 7% CUMULATIVE NON-VOTING PREFERRED STOCK

                                       I.

     The name of the corporation is FIRST STATE CORPORATION (hereinafter referred to as the "Corporation").

                                       II.

     The Corporation hereby amends its Articles of Incorporation to incorporate therein the designation of the rights, privileges, preferences, and limitations of 7% Cumulative Non-Voting Preferred Stock as set forth in Attachment I to these Articles of Amendment.

                                      III.

     The designation, rights, preferences, and limitations pertaining to the 7% Cumulative Non-Voting Preferred Stock set forth in Attachment I hereto were duly adopted by the Board of Directors of the Corporation on 2-22 , 1993, pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation, as amended, of the Corporation, which authorize the issuance of up to One Hundred Thousand (100,000) shares of preferred stock and by the provisions of Section 14-2-602 of the Georgia Business Corporation Code, which do not require shareholder approval for the issuance of a series of preferred stock.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officers, this 22nd day of February , 1993.

                         FIRST STATE CORPORATION

                         By: /s/ Morgan G. Murphy
                             ---------------------------------
                                 President, Chairman and C.E.O.
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                                  ATTACHMENT I

                                   RESOLUTIONS
                            OF THE BOARD OF DIRECTORS
                           OF FIRST STATE CORPORATION
                            RELATING TO 7% CUMULATIVE
                           NON-VOTING PREFERRED STOCK

     WHEREAS, the Articles of Incorporation of the Corporation provide that the Corporation shall have authority to issue shares of Preferred Stock (the "Preferred Stock"); and

     WHEREAS, the Articles of Incorporation of the Corporation provide that the Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more series and to fix for each such series the number of shares to be included in such series, the dividends payable on the shares of such series, the redemption price of the shares of such series, if any, and the terms and conditions of such redemption, the terms and conditions under which the shares of such series are convertible, if they are convertible, and other rights, preferences and limitations pertaining to such series; and

     WHEREAS, the Board of Directors, pursuant to its authority as aforesaid, desires to create and fix the terms of one series of Preferred Stock;

     BE IT RESOLVED, that a series of 25,919 shares of Preferred Stock of the Corporation designated as "7% Cumulative Non-Voting Preferred Stock" be and the same is hereby created;

     RESOLVED FURTHER, that the designation, powers, preferences, and relative, participating, optional, and other special rights with respect to the 7% Cumulative Non-Voting Preferred Stock, and qualifications, limitations and restrictions thereof, are fixed as set forth below:

                    7% CUMULATIVE NON-VOTING PREFERRED STOCK

      1.    Designation.

            (a) There is hereby created a series of preferred stock of the Corporation designated as "7% Cumulative Non-Voting Preferred Stock" (hereinafter referred to as "7% Preferred Stock") consisting of 25,919 shares of 7% Preferred Stock, $50 per share (the "Stated Value").

            (b) All shares of 7% Preferred Stock redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of 7% Preferred Stock.

     2.   Dividends.

          (a) Entitlement. Each holder of shares of 7% Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends ("Dividends") at the Annual Rate (as defined in Section 2(d) hereof) from the date of issuance (the "Issue Date") through the first to occur of (x) the Redemption Date (as defined in Section 3 hereof) or (y) the date Liquidation Payments (as defined in Section 6(a) hereof) are set aside for holders of the 7% Preferred Stock.

          (b) Priority.

               (i) Dividends shall be payable to holders of 7% Preferred Stock prior and in preference to any dividends payable on or with respect to the common stock of the Corporation or any other class or series of capital stock of the Corporation now or hereafter authorized ranking junior as to dividends (collectively, the "Junior Stock") to the 7% Preferred Stock. So long as any shares of 7% Preferred Stock shall be outstanding and unless all Dividends to which the holders of 7% Preferred Stock shall have been entitled for all previous Dividend Periods (as defined in Section 2(c) below) shall have been paid or declared and a sum of money sufficient for the payment thereof set apart, the Corporation shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of common stock with respect to Junior Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation or any subsidiary of the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock.

               (ii) No dividend may be declared on any other class or series of stock ranking on a parity as to dividends (the "Parity Stock") with the 7% Preferred Stock, in respect of any Dividend Period unless (A) there shall also be or have been declared on the 7% Preferred Stock like Dividends for such Dividend Period, ratably in proportion to the respective annual dividend rates fixed therefor and (B) full Dividends shall have been paid on the 7% Preferred Stock for all Dividend Periods prior to the date of issuance of the Parity Stock.

          (c) Payment Dates. Except for March 1, 1993, Dividends shall be payable monthly in arrears on the first day of each month or on the first business day thereafter if that day is a Saturday, Sunday or a holiday (individually, a "Dividend Payment Date" and collectively, the "Dividend Payment Dates") (the period from the Issue Date to the first Dividend Payment Date and thereafter the period between consecutive Dividend Payment Dates is a "Dividend Period") as long as any shares of 7% Preferred Stock are outstanding to holders of record of 7% Preferred Stock on a date, to be fixed by the Board of Directors, not exceeding 40 days preceding each Dividend Payment Date. The first Dividend Payment Date shall be April 1, 1993.


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          (d) Dividend Rate. The annual rate of Dividends (the "Annual Rate")
paid on shares of 7% Preferred Stock shall be equal to seven percent (7%) per annum. The monthly Dividend rate (the "Monthly Rate") shall be equal to 0.583%.

          (e) Cash Dividends. On each Dividend Payment Date, Dividends shall be paid in cash, with the amount of cash paid per share being equal to (x) the Stated Value multiplied by (y) the applicable Monthly Rate, subject to Regulatory Limitations (as defined in Section 2(h) hereof), and applicable limitations of the Georgia Business Corporation Code restricting distributions (collectively, Regulatory Limitations and such restrictions of the Georgia Business Corporation Code are collectively referred to herein as "Legal Restrictions"); provided, however, that on the first Dividend Payment Date of May 1, 1993, the Dividend payable shall be (x) the Stated Value multiplied by
(y) the Annual Rate prorated based on the number of days from the Issue Date through April 31, 1993.

          (f) Payment of Dividends. Dividends shall be paid by check delivered to the address of the holder of record as such holder's address appears in the Corporation's register of 7% Preferred Stockholders.

          (g) Cumulative. Dividends payable on the 7% Preferred Stock are cumulative. If, on any Dividend Payment Date, the holders of the 7% Preferred Stock shall not have received the full Dividends provided for in the other provisions of this Section 2, then such Dividends shall cumulate, whether or not earned or declared. Unpaid Dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year. Accruals of Dividends shall not bear interest.

          (h) Regulatory Limitations. As used herein, the term "Regulatory Limitations" means (x) the capital levels required to be maintained by the Corporation by regulatory authorities with supervisory responsibility for the Corporation, and if such regulatory authorities have not established any required capital levels to be maintained by the Corporation, the references to "capital levels" above shall be deemed to refer to capital levels required generally by such regulatory authorities and (y) any prior approval requirements by such regulatory authorities which may now or hereafter exist.

          3. Redemption by Corporation.

               (a) Subject to any Legal Restrictions, the outstanding shares of 7% Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation for a consideration per share (the "Redemption Price") equal to (x) the Stated Value plus (y) all accrued and unpaid Dividends. If less than all the outstanding shares of 7% Preferred Stock are to be redeemed, the Corporation will select the 7% Preferred Stock (in portions thereof equal to $100 or any integral multiple thereof) to be redeemed by such method as the Corporation shall deem fair and appropriate. Redemption of the 7% Preferred Stock shall be made on a Dividend Payment Date designated by the Board of Directors of the Corporation (the "Redemption Date").

               (b) All redemptions will be made according to the procedures established in Section 4 hereof. The amount of Dividends accrued on any share of the 7% Preferred Stock as


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

at any date shall be calculated as the amount of any unpaid Dividends accumulated thereon to and including the Dividend Payment Date corresponding to the Redemption Date, whether or not earned or declared.

     4. Redemption Procedure. The Corporation may, at its option expressed by vote of the Board of Directors, redeem all or part of the outstanding shares of 7% Preferred Stock at the Redemption Price at the time in effect upon notice duly given as hereinafter provided. Any such redemption shall be made on such Redemption Date and at such place or places in the Albany Metropolitan Area of Georgia as shall likewise be determined by a resolution of the Board of Directors. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice, not more than 60 nor less than 15 days prior to the Redemption Date, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the books of the Corporation. On the Redemption Date, the Corporation shall, and at any time within 60 days prior to such Redemption Date may, deposit in trust, for the account of the holder of shares to be redeemed, funds necessary for such redemption with a bank or trust company organized under the laws of the United States of America or of the State of Georgia (which may be a subsidiary bank of the Corporation), doing business in the Albany Metropolitan Area of Georgia, which shall be designated in such notice of redemption. Notice of redemption having been duly given, or said bank or trust company having been irrevocably authorized by the Corporation to give such notice, and funds necessary for such redemption having been deposited, all as aforesaid, all shares with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holder of the certificates for such shares to receive, out of the funds so deposited in trust, on the Redemption Date (unless an earlier date is fixed by the Board of Directors), the redemption funds, without interest, to which they are entitled.

     5. Restriction on Issue of Additional Preferred Stock. So long as any shares of 7% Preferred Stock are outstanding, the Corporation shall not issue any shares ranking senior to but may issue shares ranking on a parity with the 7% Preferred Stock as to dividends, dissolution or liquidation.

     6. Liquidation Preference.

          (a) In the event of a voluntary or involuntary dissolution or liquidation or winding up of the Corporation, a holder of outstanding shares of 7% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount per share (the "Liquidation Payment") equal to (x) the Stated Value plus (y) all accrued and unpaid Dividends. Such Liquidation Payments shall be made to or set aside for the holders of outstanding shares of 7% Preferred Stock, as aforesaid, before payment or distribution shall be made to or set aside for holders of the common stock of the Corporation or any other class or series of capital stock of the Corporation now or hereafter authorized ranking junior to the 7% Preferred Stock as to payments upon dissolution or liquidation or winding up. If, upon any such dissolution or liquidation or winding up, the assets of the Corporation available for payment and distribution to shareholders are insufficient to make payment in full as hereinabove provided to the holders of shares of 7% Preferred Stock and holders of shares ranking on a parity with the 7% Preferred Stock as to payments upon dissolution, liquidation and winding up, then such assets shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

          (b) Each of the following events shall be construed to be a dissolution or liquidation of the Corporation within the meaning of Section 6(a) hereof: a consolidation, merger, or share exchange of the Corporation with or into any other corporation in which the Corporation is not the survivor; the purchase of all or a majority of the outstanding shares of common stock of the Corporation; or the sale or transfer of the properties of the Corporation substantially as an entirety.

     7. No Conversion Privilege. A holder of shares of the 7% Preferred Stock shall not have any right to convert such shares into or to exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     8. Voting Rights.

        The holders of 7% Preferred Stock shall not, by virtue of their ownership thereof, be entitled to vote upon any matter except as specifically provided by law. In exercising such voting powers, each share of 7% Preferred Stock shall be entitled to one vote.

     9. No Purchase, Retirement or Sinking Fund.

        The shares of 7% Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     10. Notices.

        All notices required or permitted to be given by the Corporation with respect to the 7% Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the 7% Preferred Stock at their last addresses as they shall appear upon the register of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice.


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

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                             FIRST STATE CORPORATION

                                       I.

     The name of the Corporation is First State Corporation (the "Corporation").

                                       II.

     The first sentence of Article V of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and a new first sentence of
Article V reading as follows is hereby adopted:

                    The total number of shares of capital stock which the
               Corporation shall have authority to issue is 20,100,000 shares, consisting of 20,000,000 shares of Common Stock of $1.00 par value per share, and 100,000 shares of Preferred Stock of $50.00 par value per share.

                                      III.

     An Article XIV which reads as follows will be added to the Articles of
Incorporation:

                                   ARTICLE XIV

               (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

               (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

               (ii) acts or omissions not in good faith or which involve
                    intentional misconduct or a knowing violation of law;

              (iii) the types of liability set forth in Section 14-2-832 of the
                    Georgia Business Corporation Code dealing with unlawful distribution of corporate assets to shareholders; or

               (iv) any transaction from which the director derived an improper material tangible personal benefit.

               (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article XIV may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       IV.

     A resolution of the Board of Directors to so amend the Articles of Incorporation of the Corporation was adopted on January 29, 1996.

                                       V.

     The amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on April 29, 1996.


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

     IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to the Articles of Incorporation to be executed, this 18th day of July , 1996.

                                                 FIRST STATE CORPORATION

                                                 By: /s/ Douglas E. Wren
                                                     -------------------
                                                         Douglas E. Wren
                                                         President

Attest:

/s/ Robert E. Lee
-----------------
       Robert E. Lee
       Secretary


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